Spark Networks(R) Reports First Quarter 2009 Financial Results

BEVERLY HILLS, CA -- (Marketwire - May 14, 2009) - Spark Networks, Inc. (NYSE Amex: LOV), a leading provider of online personals services, today reported financial results for the first quarter ended March 31, 2009.

                               Q1 2009            Q1 2008
                          ---------------    ---------------
Revenue                   $  12.0 Million    $  15.0 Million
Contribution Margin                    76%                73%
Net Income                $   0.3 Million    $   1.6 Million
Earnings Per Share        $          0.02    $          0.06

"The negative trends in average paying subscribers which began last fall, particularly in our high margin Jewish Networks segment, which comprises about half our total average paying subscribers and about three-quarters of our contribution, continued into the first quarter and led to a decline in sequential Adjusted EBITDA," stated Adam Berger, Chief Executive Officer of Spark Networks, Inc.

Berger continued, "We are in the middle of an investment cycle which began about a year ago to re-balance our portfolio and reduce our dependence upon one brand. As part of this re-balancing we chose to stop investing in the General Markets segment as we were poorly positioned to compete against much larger competitors, new subscriber unit economics were unfavorable, and its decline has dragged Revenue and Contribution down. Our investment has been in enhancing Jewish Networks, building Other Affinity Networks and developing new systems to allow us to reduce the cost of running our business over the longer term. Unfortunately, we hit some economic headwinds in the middle of our investment cycle. This adversely affected our most profitable segment and cost cutting efforts did not outpace the loss of contribution from Jewish Networks. We continued to invest in and enhance our JDate product and despite only modest gains on total subscribers for Other Affinity Networks, our brand mix has shifted to more growth oriented markets."

Financial Results

Revenue for the first quarter of 2009 was $12.0 million, a decrease of 20% compared to $15.0 million in the first quarter of 2008, and a 9% decrease compared to $13.2 million for the prior quarter.

Contribution(1) for the first quarter of 2009 was $9.2 million, a decrease of 16% compared to $11.0 million for the first quarter of 2008, and a 5% decrease compared to $9.7 million in the prior quarter.

Operating expenses for the first quarter of 2009 were $8.0 million, a 6% decrease compared to $8.5 million for each of the first and fourth quarters of 2008. The decrease in year-over-year operating expenses can be attributed to lower cash operating expenses. The sequential decrease in operating expenses can be primarily attributed to a lower asset impairment charge in the first quarter of 2009 compared to the fourth quarter of 2008.

Net income for the first quarter of 2009 was $311,000, or $0.02 per share, compared to $1.6 million, or $0.06 per share, for the first quarter of 2008, and a net loss of $164,000 or $0.01 per share for the prior quarter. First quarter 2009 net earnings were reduced by an $880,000 asset impairment charge primarily related to our HurryDate acquisition.

Adjusted EBITDA(2) for the first quarter of 2009 was $2.8 million, a decrease of 31% compared to $4.0 million for the first quarter of 2008, and a decrease of 24% compared to $3.7 million in the prior quarter.

Average paying subscribers(3) for the Company, as a whole, in the first quarter of 2009 were 168,004, a decrease of 13% compared to 192,652 for the first quarter of 2008, and a 5% decrease compared to 177,011 for the prior quarter.

Segment Reporting(4)

First quarter 2009 revenue for Jewish Networks was $7.6 million, a decrease of 13% compared to $8.7 million for the first quarter of 2008, and a 5% decrease compared to $8.0 million in the prior quarter.

First quarter 2009 revenue for Other Affinity Networks was $3.3 million, a decrease of 2% compared to $3.4 million in the first quarter of 2008 and a decrease of 6% compared to $3.5 million in the prior quarter.

First quarter 2009 revenue for General Market Networks was $940,000, a decrease of 64% compared to $2.6 million for the first quarter of 2008, and a 27% decrease compared to $1.3 million in the prior quarter. The planned decrease in revenue for General Market Networks is largely attributable to an 80% decrease in the marketing spend for this segment in the first quarter of 2009 compared to the same period in 2008. Direct marketing expense decreased 48% sequentially, which accounted for the sequential revenue decrease.

First quarter 2009 revenue for Offline & Other Businesses was $212,000, a decrease of 50% compared to $426,000 for the first quarter of 2008, and a 53% decrease compared to $446,000 in the prior quarter.

Average paying subscribers for Jewish Networks were 84,644 during the first quarter of 2009, a decrease of 9% compared to 92,719 for the first quarter of 2008, and a 3% decrease compared to 87,205 for the prior quarter.

Average paying subscribers for Other Affinity Networks were 64,393 during the first quarter of 2009, an increase of 7% compared to 60,133 for the first quarter of 2008 and a 2% decrease compared to 65,395 for the prior quarter.

Average paying subscribers for General Market Networks were 17,810 during the first quarter of 2009, a decrease of 52% compared to 37,435 for the first quarter of 2008, and a 23% decrease compared to 23,094 for the prior quarter.

Balance Sheet, Cash, Debt

As of March 31, 2009, the Company had cash and cash equivalents of $7.4 million, the same amount as on December 31, 2008. As of March 31, 2009, the Company had approximately $7.8 million of debt outstanding.

Investor Conference Call

The Company will discuss its financial results during a live teleconference today at 1:30 p.m. Pacific time.

Call Title:                       Spark Networks Q1 '09 Financial Results
Toll-Free (United States):        1-877-723-9518
International:                    1-719-325-4808
Confirmation #:                   8826764

Replay through 5/28/09
Toll-Free (United States):        1-888-203-1112
International:                    1-719-457-0820
Confirmation #:                   8826764

In addition, the Company will host a webcast of the call which will be accessible in the Investor Relations section of the Company's Web site under "Conference Calls and Presentations" at: http://www.spark.net/investor.htm.

Safe Harbor Statement:

This press release contains forward-looking statements. Any statements in this news release that are not statements of historical fact may be considered to be forward-looking statements. Written words, such as "may," "will," "expect," "believe," "anticipate," "estimate," "intends," "goal," "objective," "seek," "attempt," or variations of these or similar words, identify forward-looking statements. By their nature, forward-looking statements and forecasts involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the near future. There are a number of factors that could cause actual results and developments to differ materially, including, but not limited to our ability to: attract members; convert members into paying subscribers and retain our paying subscribers; develop or acquire new product offerings and successfully implement and expand those offerings; keep pace with rapid technological changes; maintain the strength of our existing brands and maintain and enhance those brands and our dependence upon the telecommunications infrastructure and our networking hardware and software infrastructure; identify and consummate strategic acquisitions and integrate acquired companies or assets; obtain financing on acceptable terms; and successfully implement our current long-term growth strategy. For a discussion of these and further risks and uncertainties, please see our filings with the Securities and Exchange Commission. We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we file at the SEC's public reference room at 100 F Street, N.E., Washington, D.C., 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our public filings with the SEC also are available from commercial document retrieval services and at the Web site maintained by the SEC at http://www.sec.gov.

About Spark Networks, Inc.:

The Spark Networks portfolio of consumer Web sites includes, among others, JDate®.com (www.jdate.com), AmericanSingles®.com (www.americansingles.com), BlackSingles.com® (www.blacksingles.com), and ChristianMingle®.com (www.christianmingle.com).

(1) "Contribution" is defined as net revenue less direct marketing and "Contribution Margin" is defined as contribution divided by revenue.

(2) "Adjusted EBITDA" is defined as earnings before interest, taxes, depreciation, amortization, stock-based compensation, impairment of long-lived assets and non-cash currency translation adjustments for inter-company loans. Adjusted EBITDA should not be construed as a substitute for net income (loss) or net cash provided by (used in) operating activities (all as determined in accordance with GAAP) for the purpose of analyzing our operating performance, financial position and cash flows, as adjusted EBITDA is not defined by GAAP. However, the Company regards adjusted EBITDA as a complement to net income and other GAAP financial performance measures, including an indirect measure of operating cash flow. As such, management believes that the investment community finds it to be a useful tool to perform meaningful comparisons of past, present and future operating results and as a means to evaluate the results of core on-going operations.

(3) Average Paying subscribers are defined as individuals who have paid a monthly fee for access to communication and Web site features beyond those provided to our members. Average paying subscribers for each month are calculated as the sum of the paying subscribers at the beginning and end of the month, divided by two. Average paying subscribers for periods longer than one month are calculated as the sum of the average paying subscribers for each month, divided by the number of months in such period.

(4) In accordance with Financial Accounting Standard No. 131, the Company's financial reporting includes detailed data on four separate operating segments. The Jewish Networks segment consists of the Company's JDate.com, JDate.co.il and Cupid.co.il Web sites and their respective co-branded Web sites. The General Market Networks segment consists of the Company's AmericanSingles.com Web site, its co-branded and private label Web sites, and Date.co.uk and Date.ca. The Affinity Networks segment consists of all of the Company's Provo, Utah-based properties which primarily consist of sites targeted towards various religious, ethnic, geographic and special interest groups including BlackSingles.com and ChristianMingle.com. The Offline & Other Businesses segment consists of revenue generated from offline activities, HurryDate events and subscriptions and other Web sites and businesses.

                            SPARK NETWORKS, INC.
                        CONSOLIDATED BALANCE SHEETS
                     (in thousands, except share data)

                                                 March 31,     December 31,
                                                -----------    -----------
                                                    2009           2008
                                                -----------    -----------
                                                (unaudited)
Assets
Current assets:
  Cash and cash equivalents                     $     7,402    $     7,417
  Restricted cash                                       703            766
  Accounts receivable                                   850          1,102
  Deferred tax asset                                     44             52
  Prepaid expenses and other                          1,548          1,869
                                                -----------    -----------
    Total current assets                             10,547         11,206
Property and equipment, net                           1,779          1,685
Goodwill, net                                        17,392         17,964
Intangible assets, net                                5,580          5,750
Deferred tax asset                                    5,002          5,002
Deposits and other assets                               367            401
                                                -----------    -----------
      Total assets                              $    40,667    $    42,008
                                                ===========    ===========

Liabilities and Stockholders' Equity
Current liabilities:
  Accounts payable                              $     1,455    $     2,260
  Accrued liabilities                                 3,792          4,830
  Deferred revenue                                    4,132          4,093
  Notes payable and other short-term debt             7,750          7,750
                                                -----------    -----------
    Total current liabilities                        17,129         18,933
Deferred tax liabilities                                721            756
Income tax liabilities                                  906            906
                                                -----------    -----------
    Total liabilities                                18,756         20,595
Commitments and contingencies                            --             --
Stockholders' equity:
    Authorized capital stock consists of
     100,000,000 Common Shares, $0.001 par
     value; issued and outstanding 20,551,544
     at March 31, 2009 and 20,541,744 shares
     as of December 31, 2008, at stated
     values of:                                          21             21
    Additional paid-in-capital                       45,878         45,545
    Accumulated other comprehensive income              445            591
    Accumulated deficit                             (24,433)       (24,744)
                                                -----------    -----------
    Total stockholders' equity                       21,911         21,413
                                                -----------    -----------
      Total liabilities and
       stockholders' equity                     $    40,667    $    42,008
                                                ===========    ===========

                            SPARK NETWORKS, INC.
                     CONSOLIDATED STATEMENTS OF INCOME
              (unaudited, in thousands, except per share data)

                                                    Three Months Ended
                                                         March 31,
                                                --------------------------
                                                    2009           2008
                                                -----------    -----------

Net revenues                                    $    12,032    $    15,022
Direct marketing expenses                             2,850          4,072
                                                -----------    -----------
Contribution                                          9,182         10,950

Operating expenses:
  Sales and marketing (including
   stock-based compensation of $48 and $192)            921          1,053
  Customer service (including stock-based
   compensation of $5 and $19)                          545            631
  Technical operations (including
   stock-based compensation of $50 and $171)            870          1,063
  Development (including share-based
   compensation of $41 and $159)                      1,308          1,221
  General and administrative (including
   stock-based compensation of $181 and $526)         3,266          4,176
  Amortization of intangible assets                     184            329
  Impairment of goodwill and
   long-lived assets                                    880             --
                                                -----------    -----------
Total operating expenses                              7,974          8,473
                                                -----------    -----------

Operating income                                      1,208          2,477

Interest expense (income) and other, net                492           (334)
                                                -----------    -----------

Income before income taxes                              716          2,811

Provision for income taxes                              405          1,245
                                                -----------    -----------

Net income                                      $       311    $     1,566
                                                ===========    ===========
Net income per share - basic and diluted        $      0.02    $      0.06
                                                -----------    -----------
Weighted average shares outstanding - basic          20,548         26,004
Weighted average shares outstanding - diluted        20,563         26,027

                                                    Three Months Ended
                                                        March 31,
                                                --------------------------
Reconciliation of Net income to Adjusted EBITDA     2009           2008
                                                -----------    -----------

Net income                                      $       311    $     1,566
Interest                                                 68            (48)
Taxes                                                   405          1,245
Depreciation                                            206            243
Amortization                                            184            329
                                                -----------    -----------
EBITDA                                                1,174          3,335
Stock-based compensation                                325          1,067
Impairment                                              880             --
Non-cash currency translation adjustments               422           (360)
                                                -----------    -----------
Adjusted EBITDA                                 $     2,801    $     4,042

                            SPARK NETWORKS, INC.
                       SEGMENT RESULTS FROM OPERATIONS
                 (in thousands except subscriber information)

                                                    Three Months Ended
                                                        March 31,
                                                --------------------------
                                                    2009           2008
                                                -----------    -----------

Net Revenues
Jewish Networks                                 $     7,583    $     8,667
Other Affinity Networks                               3,297          3,353
General Market Networks                                 940          2,576
Offline & Other Businesses                              212            426
                                                -----------    -----------
  Total Net Revenues                            $    12,032    $    15,022
                                                ===========    ===========

Direct Marketing Expenses
Jewish Networks                                 $       563    $       705
Other Affinity Networks                               1,965          1,842
General Market Networks                                 273          1,336
Offline & Other Businesses                               49            189
                                                -----------    -----------
  Total Direct Marketing Expenses               $     2,850    $     4,072
                                                ===========    ===========

Contribution
Jewish Networks                                 $     7,020    $     7,962
Other Affinity Networks                               1,332          1,511
General Market Networks                                 667          1,240
Offline & Other Businesses                              163            237
                                                -----------    -----------
  Total Contribution                            $     9,182    $    10,950
                                                ===========    ===========

Average Paying Subscribers
Jewish Networks                                      84,644         92,719
Other Affinity Networks                              64,393         60,133
General Market Networks                              17,810         37,435
Offline & Other Businesses                            1,157          2,365
                                                -----------    -----------
  Total Average Paying Subscribers                  168,004        192,652
                                                ===========    ===========

For More Information
Investors:
Brett Zane
+ 1-323-658-3000 ext. 4001
bzane@spark.net